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                                                                   EXHIBIT 10(a)

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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              LICENSE, PROMOTION, DISTRIBUTION AND SUPPLY AGREEMENT

                                 BY AND BETWEEN

                               COHERENT-AMT INC.

                                      AND

                           DUSA PHARMACEUTICALS, INC.

                                 March 31, 2004

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

          LICENSE, PROMOTION, DISTRIBUTION AND SUPPLY AGREEMENT

      THIS LICENSE, PROMOTION, DISTRIBUTION AND SUPPLY AGREEMENT (this "Agreement") is made and entered into effective as of March 31, 2004 (the "Effective Date"), by and between COHERENT-AMT INC., a corporation duly organized and existing under the laws of the Province of Ontario, having offices located at 550 Trillium Unit #15, Kitchener, Ontario N2R 1K3 Canada ("Coherent"), and DUSA PHARMACEUTICALS, INC., a corporation duly organized and existing under the laws of the State of New Jersey, having offices located at 25 Upton Drive, Wilmington, Massachusetts 01887 ("DUSA").

      WHEREAS, DUSA is the owner of the pharmaceutical product known as the Levulan(R) Kerastick(R) and a product known as the BLU-U(R), as each such product is further defined herein;

      WHEREAS, DUSA desires to engage Coherent on an exclusive basis for the performance of certain promotion, marketing, distribution and sale services in the Territory for both the Levulan(R) Kerastick(R) and the BLU-U(R) (each, a "Product", and collectively, the "Products");

      WHEREAS, Coherent possesses expertise in providing such marketing, promotion and distribution services, and desires to be engaged by DUSA to provide such services under the terms and conditions set forth in this Agreement; and

      WHEREAS, DUSA desires to supply the Products to Coherent under the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

      SECTION 1. DEFINITIONS. The following terms, when used in this Agreement, shall have the meanings set forth below.

            (a) "Affiliate" or "Affiliates" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person or entity.

            (b) "Applicable Laws" shall mean all applicable laws, statutes, rules, regulations and guidelines that may apply to the sale of a Product in the Territory or the promotion, marketing, manufacturing, packaging, labeling, importation, exportation, warehousing or distribution of a Product that is to be sold in the Territory or the performance of either Party's obligations under this Agreement, and including all Canadian Good Manufacturing Practices and all applicable standards or guidelines promulgated by the Health Canada or the FDA and including trade association guidelines, where applicable, as well as United States' export control laws and the United States' Foreign Corrupt Practices Act.

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.


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            (c) "BLU-U(R)" shall mean DUSA's BLU-U(R) Blue Light Illuminator
Model 4170 System to include one of each - 4170-1 or 4170-1S Head, 4170-2 or 4170-2S Post and 4170-3 or 4170-3S Base, (D1011 Caster Kit is optional).

            (d) "BLU-U(R) Limited Warranty" shall have the meaning assigned to such term in Section 2.3.

            (e) "Claim" shall have the meaning assigned to such term in Section 5.3(a).

            (f) "Coherent Indemnitees" shall have the meaning assigned to such term in Section 5.1.

            (g) "Confidential Information" shall have the meaning assigned to such term in Section 6.1.

            (h) "Distribution Activities" shall have the meaning assigned to such term in Section 2.1.

            (i) "Drug Establishment License" shall mean the licenses and approvals required to be obtained and maintained, and all inspections required to be passed and standards required to be met, under Applicable Law in the Territory in order for Coherent to lawfully import, release test, warehouse, distribute and sell pharmaceutical products in the Territory.

            (j) "DUSA Indemnitees" shall have the meaning assigned to such term in Section 5.2.

            (k) "Effective Date" shall have the meaning assigned to such term in the introductory paragraph.

            (l) "FDA" shall mean the United States Food and Drug Administration.

            (m) "Governmental Authority" means any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States or Canada or any state or provincial authority therein or any supranational organization of sovereign states, including without limitation, NAFTA.

            (n) "Levulan(R) Kerastick(R)" shall mean Levulan(R) 20% topical solution as packaged in DUSA's proprietary applicator, the Kerastick(R).

            (o) "Levulan(R) Kerastick(R) Six-pack" shall mean a package containing six individual units of the Levulan(R) Kerastick(R).

            (p) "Marketing Activities" shall have the meaning assigned to such term in Section 2.1.

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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            (q) "Parties" or "Party" shall mean, as applicable, DUSA or Coherent and, when used in the plural, shall mean DUSA and Coherent.

            (r) "Product Promotional Materials" shall have the meaning assigned to such term in Section 2.8(a).

            (s) "Product Regulatory Approvals" shall mean (i), with respect to the Levulan(R) Kerastick(R), the New Drug Submission (NDS) and the Notice of Compliance (NOC) each owned and controlled by DUSA and which pertain to the sale of the Levulan(R) Kerastick(R) in the Territory, and (ii), with respect to the BLU-U(R), the device registration (No. 26386) owned and controlled by DUSA authorizing the sale of the BLU-U(R) in the Territory.

            (t) "Required Approvals" shall have the meaning assigned to such term in Section 2.2(a).

            (u) "Sales Agents" shall have the meaning assigned to such term in
Section 2.5.

            (v) "Specifications" shall, with respect to a Product, mean the current approved specifications for the manufacture, storage, handling, labeling and packaging of such Product.

            (w)"Subdistributors" shall have the meaning assigned to such term in
Section 2.5.

            (x) "Territory" shall mean Canada, including all provinces and territories of Canada.

            (y) "Third Party" shall mean any person or entity who or which is neither a Party nor an Affiliate of a Party.

            (z) "Trade" shall mean all licensed dermatologists, physicians and qualified medical institutions in the Territory.

            (aa) "Trademarks" shall have the meaning assigned to such term in
Section 2.1.

            (bb) "Training Program" shall have the meaning assigned to such term in Section 2.10(a).

SECTION 2. COMMERCIALIZATION OF THE PRODUCTS IN THE TERRITORY.

         2.1 Appointment of Coherent as Distributor; License Grants. Subject to the terms and conditions of this Agreement, DUSA hereby appoints Coherent as its sole and exclusive distributor and marketing partner for each of the Products in the Territory during the term of this Agreement, and as such, Coherent shall be responsible for and shall have the exclusive right to engage in the importing of the Products into the Territory and the marketing, promotion, warehousing, distribution and sales of the Products in the Territory (the "Marketing and

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

Distribution Activities"). In furtherance of each of the foregoing, to the extent DUSA has the right to grant such rights and licenses, DUSA hereby grants Coherent the exclusive right and license to engage in the Marketing and Distribution Activities for the Products in the Territory under (i) all Product Regulatory Approvals applicable to each Product in the Territory, (ii) all know-how and patent rights relating to any Product which pertain to the performance of the Marketing and Distribution Activities, and (iii) the trademarks, trade names, designs and logos specified on Exhibit A (collectively, the "Trademarks") but only to the extent necessary to carry out the purpose of this Agreement (i.e. DUSA retains the right to use its trademarks in the Territory for all other purposes. Except as expressly set forth in this Agreement, no license or rights are granted by DUSA under its rights in any products, patents, know-how, trademarks or any other intellectual property of DUSA. Marketing and Distribution Activities shall include, without limitation:

            (a) Diligently supporting the promotion and sale of each of the Products throughout the Territory by (i) undertaking comprehensive sales and marketing programs, (ii) making appropriate use of training and education materials, and (iii) employing qualified, skilled marketing product managers and other personnel of Coherent and contracting with Sales Agents and Subdistributors;

            (b) Advertising the Products by publication in scientific and medical journals routinely subscribed to by Coherent's customers in the Territory;

            (c) Participating in major trade shows, whenever possible, held periodically in Coherent's Territory;

            (d) Conducting advertising programs specifically targeted to the Territory from time to time;

            (e) Undertaking all release testing of the Levulan(R) Kerastick(R), as well as all related analysis, and record keeping required by Health Canada for importation and distribution of or relating to the Levulan(R) Kerastick(R) imported into the Territory by Coherent;

            (f) Warehousing each Product;

            (g) Accepting and filling customer orders;

            (h) Shipping and distribution of each Product to customers;

            (i) Invoicing and billing of purchasers of each Product under appropriate terms of sale;

            (j) Processing billing and returns with respect to each Product;

            (k) Collecting receivables resulting from sales of each Product;

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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            (l) Installing and training physicians in the use of the BLU-U(R)
sold in the Territory;

            (m) Arranging for servicing, repairing, replacement parts and providing responsive, diligent technical support for BLU-U(R) units installed in the Territory including those under warranty and those out of warranty;

            (n) Establish and maintain a Canadian telephone contact number as required by Health Canada to provide Medical Information to physicians and to receive Product Complaints and/or Adverse Events reports;

            (o) Promptly comply, at Coherent's expense, with all Applicable Laws in the Territory.

         2.2 Coherent Diligence in Undertaking the Marketing and Distribution Activities.

Coherent shall:

            (a) Use commercially reasonable efforts to secure and maintain in good standing all regulatory approvals, permits and licenses necessary for Coherent to undertake each of the Marketing and Distribution Activities for each of the Products throughout the Territory, as required under applicable law and as required and directed by Health Canada from time to time, including without limitation Coherent's Drug Establishment License (collectively, the "Required Approvals");

            (b) No later than 3 months after the Effective Date, provide DUSA with a true written certification of Coherent's compliance with the requirements of Section 2.2(a) or in the event such a certification is not possible, then a written statement of same;

            (c) Use commercially reasonable efforts to maximize sales in the Territory in undertaking the Marketing and Distribution Activities;

            (d) On a weekly basis, provide DUSA with a sales report to include but not be limited to: date of sale, quantity of each product sold, customer name, city, province, and postal code;

            (e) Provide to DUSA within 30 days following the end of each calendar month a written report summarizing sales of each of the Products during such calendar month together with a written certification signed by an executive officer of Coherent certifying the accuracy and completeness of such report, which report shall also include contact information for customers to whom Products have been sold in such calendar month, including but not limited to, the name, city, province, postal code, date of order and quantity of Products ordered;

            (f) Provide to DUSA at least 30 days prior to each calendar quarter a written plan, setting forth the planned marketing, promotion, sales and distribution activities to take place in the upcoming quarter in an effort to maximize sales;

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

            (g) Provide to DUSA within 30 days following the end of each calendar quarter a written report setting forth the details of all marketing, promotion, sales and distribution activities during such calendar quarter which relate to any of the Products, including without limitation, quarter ending inventory levels of each Product, and which report shall also be accompanied by a written certification signed by an executive officer of Coherent certifying the accuracy and completeness of such report;

            (h) Provide to DUSA reasonable, complete information relating to (i) any significant development in the market for or regulation of any Product in the Territory, or (ii) any material non-compliance of Coherent with any law applicable to its activities under this Agreement, in each case as soon as practicable, but in any event no later than within 3 business days of Coherent first becoming aware of such event;

            (i) Maintain knowledgeable support personnel, including without limitation medical personnel, to provide instructions to its customers in the use of the Products;

            (j) Cause its sales personnel and Sales Agents to attend from time to time hands-on sales training sessions and also to improve their clinical knowledge by observing the use of the Products in applicable medical applications;

            (k) Implement and observe sales and promotion policies in accordance with applicable law; provided in the event of a conflict or ambiguity between this Agreement and any sales or promotion policies, it is expressly agreed that the terms and conditions of this Agreement shall govern;

            (l) Follow up promptly on all leads to close all sales opportunities;

            (m) Follow up promptly on customer complaints and promptly forward to DUSA a complete copy of each customer compliant;

            (n) Actively promote and advertise the Products using DUSA's name and the Product Promotional Materials to achieve maximum distribution of the Products and market penetration throughout the Territory in accordance with Sections 2.8 and 2.9; and

            (o) Comply, at DUSA's expense, with all actions reasonably requested by DUSA to protect DUSA's patents and other proprietary rights in the Products.

      2.3 Limitation of Product Warranty. At no time shall Coherent make any representation or extend any warranty regarding any Product which is not first approved by DUSA in writing. All representations and warranties made by Coherent regarding any Product must be strictly limited to the representations and warranties made by the manufacturer of the Product at the time such Product is made. The warranty that is to be made regarding the BLU-U(R) shall be in the form of the Limited Warranty for the BLU-U(R) attached hereto as Exhibit C (the "BLU-U(R) Limited Warranty"), as this may be amended by DUSA from time to time. DUSA shall only be responsible for the service, repair and replacement part costs associated with the BLU-U(R) units

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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that are covered by the BLU-U(R) Limited Warranty only during the applicable time period(s) specified in the BLU-U(R) Limited Warranty applicable to such BLU-U(R) units. DUSA part numbers ending in "S" are serviced units that are covered by the limited warranty.

      2.4 Exclusivity. During the term of this Agreement, other than the Products, Distributor shall not, directly or indirectly (itself or through any Affiliate or Third Party or otherwise), market, promote, distribute or sell any other photodynamic therapy photosensitizer product in the Territory.

      2.5 Non-Stocking Distributors and Subdistributors. During the term of this Agreement Coherent may, at any time and without the consent of DUSA, but after giving DUSA notice, appoint any non-stocking sales agents or sales representatives (collectively, "Sales Agents") or stocking subdistributors ("Subdistributors") to promote, distribute and sell the Products. Any such appointment shall terminate automatically upon the termination of this Agreement. If Coherent so appoints any Subdistributors, the Subdistributors must agree in writing to be bound by the terms and conditions of this Agreement. No appointment of any Sales Agents or Subdistributors shall relieve Coherent of any obligation it has under this Agreement and Coherent hereby guarantees the full and complete performance by all Sales Agents and Subdistributors of all duties and obligations arising in connection with their activities and obligations relating to the Products.

      2.6 Restrictions on Distribution. During the term of this Agreement, (a) Coherent shall not (i) directly or indirectly knowingly sell or distribute any Product outside of the Territory (including, without limitation, any resale outside the Territory or use outside the Territory of any Product), nor shall it
(ii) enter into any agreement with any Third Party to undertake any of the foregoing; and (b) Coherent shall take prompt, appropriate action against any Third Party to whom it or its Sales Agents or Subdistributors has sold or distributed a Product which is later sold, distributed, resold or used outside of the Territory to prevent such conduct.

      2.7 Compliance with Product Labeling and Law. DUSA shall be responsible for the product labeling for each Product, including making any changes to the labeling. Coherent shall limit its statements, discussions and claims regarding the Products, including those as to safety and efficacy, to those which are consistent with the applicable product labeling and the Product Promotional Materials. Coherent shall not add, delete, modify or distort claims of safety or efficacy in the detailing of any Product, nor make any changes (including underlining or otherwise highlighting any language or adding any notes thereto) in any Product Promotional Materials. Coherent shall detail each Product in strict adherence to the terms of this Agreement and any additional written instructions set forth by DUSA from time to time during the term of this Agreement which are consistent with the terms of this Agreement, and which are in accordance with all Applicable Laws. Coherent shall not promote any Product for any use other than the Product's approved indication pursuant to the then current applicable product labeling in the Territory. Coherent shall not alter the Products in any way.

      2.8 Product Promotional Materials.

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

      (a) Coherent will develop all technique guides, product brochures, sales and promotional literature and other sales support materials (the "Product Promotional Materials") based upon the information, graphics, package labels and Product inserts provided by DUSA for the Products. Coherent shall provide all of the Product Promotional Materials to DUSA for DUSA's review and approval prior to any use of such materials by Coherent. While DUSA shall review such materials for technical accuracy and may, in its sole discretion, also review such materials for regulatory compliance, Coherent shall be solely responsible for the regulatory compliance of such materials under Applicable Law in the Territory.

      (b) DUSA shall solely own all Product Promotional Materials. Coherent shall be permitted to use the Product Promotional Materials as contemplated in this Agreement.

      (c) In furtherance of the foregoing:

                        (i) Coherent hereby assigns all rights, title and interest in and to the copyright in the Product Promotional Materials to and in favor of DUSA;

                        (ii) Coherent represents, warrants and covenants that it has obtained and will obtain waivers of all current and future moral rights from all creators of the Product Promotional Materials with respect to the copyright in such Product Promotional Materials;

                        (iii) Coherent further represents, warrants and covenants that it has obtained and shall obtain the agreement and covenant of all creators of the Product Promotional Materials to enforce moral rights as against others as directed by DUSA or its successor in title of the copyright in the Product Promotional Materials; and

                        (iv) Coherent agrees to, and shall ensure that its employees and independent contractors involved in the creation of the Product Promotional Materials agree to, do all things and execute without further consideration, such further assurances, confirmatory assignments, applications and other instruments as may be required to obtain copyright registrations for the Product Promotional Materials, vest such copyright registrations in DUSA, its successors and assignees, or otherwise to protect its rights, title or interest in the Product Promotional Materials.

      2.9 Use of Name and Trademarks; Proprietary Rights.

            (a) Coherent shall promote and sell Products only under the Trademarks; provided however, as required by Applicable Law, the name of Coherent (as the importer of the Products), and the address of Coherent's principal place of business in Canada (as the person responsible for the sale of the Products), shall appear on the inner and outer labels of the Levulan(R) Kerastick(R) and on appropriate locations of the BLU-U(R).

            (b) The Trademarks shall be, and shall at all times remain, the exclusive property of DUSA. Coherent recognizes that DUSA is the exclusive owner of the Trademarks used with

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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the Products and that Coherent has no, and will not have or receive, any right or interest in the Trademarks other than those explicitly granted in this Agreement.

            (c) DUSA shall own all patents, proprietary rights and copyrights to the Products and all artwork, graphics, advertising, trademarks and names used in connection therewith.

            (d) All Products shall bear DUSA's patent, proprietary rights and trademarks notices in the manner and form prescribed by DUSA and all applicable federal, state, provincial or local laws. Coherent shall not copy or modify the Products, nor remove, alter or obscure any patent, proprietary rights or trademark notices embedded in or displayed in connection with the Products.

            (e) Coherent acknowledges that the Products have been developed by DUSA at great expense, contain information and processes proprietary to and trade secrets of DUSA and, in general, constitute proprietary products of DUSA. Coherent agrees not to disclose or divulge any information about the Products to any third-party, not to make any modifications to or copies of the Products for any purposes whatsoever except as expressly set forth in this Agreement, and not to contest, or, in any manner, challenge or impair such patents, proprietary rights and trade secrets.

      2.10  Training.

            (a) Prior to Coherent marketing, promoting, distributing or selling a Product in the Territory or installing the BLU-U(R) in the Territory, DUSA shall conduct Product related and installation training programs for each Product (with respect to such Product, the "Training Program") for Coherent's current sales representatives, managers and BLU-U(R) installation personnel as well as Sales Agents and BLU-U(R) installation agents, in each case who will be carrying out Coherent's marketing, promotion, distribution and/or sales efforts for a Product in the Territory and/or the installation of the BLU-U(R) in the Territory. Each Training Program shall use training materials provided by DUSA and be limited only to provide medical information regarding the safety and efficacy of the Product in question, and, in the case of the BLU-U(R), shall also provide information relating to the proper method for installing the BLU-U(R), and shall not in any way give or be deemed to have given direction or guidance on how the Products should be marketed, promoted, distributed or sold in the Territory. Ongoing training of Coherent and its personnel regarding such medical information regarding the safety and efficacy and all other training, including without limitation marketing and promotion compliance training, shall be the responsibility of Coherent at its cost and expense. The location of the Training Program shall take place at such locations as DUSA shall deem appropriate. All costs incurred by Coherent or its personnel or Sales Agents attending or participating in each Training Program shall be borne by Coherent.

            (b) During the Term, DUSA shall have no obligation to train Coherent other than as described in Section 2.10(a); provided, however, that upon request from DUSA, Coherent's training from DUSA and/or the Product Promotional Materials shall be promptly updated to

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that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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reflect new developments in connection with each Product as directed by DUSA.
Any such request shall be made with reasonable notice to Coherent. The costs incurred by Coherent or its personnel attending or participating in each Training Program as well as the costs of any additional such training under this
Section 2.10(b) shall be borne by Coherent.

      2.11 Product Approvals and Registrations.

            (a) Subject to the rights and licenses granted in Section 2.1, DUSA shall retain all rights, title and interests in and to the Product Regulatory Approvals for each Product in the Territory.

            (b) DUSA shall have sole responsibility for maintaining, and shall use its commercially reasonable efforts to maintain all Product Regulatory Approvals in the Territory at its expense. Coherent shall cooperate with DUSA, at DUSA's expense, with respect to obtaining and/or maintaining all Product Regulatory Approvals, and shall execute, acknowledge and deliver such further instruments at DUSA's request. DUSA shall use its commercially reasonable efforts to do all such other acts which may be necessary or appropriate to obtain and maintain all Product Regulatory Approvals in the Territory.

            (c) DUSA shall have the final decision-making authority in every case on whether and how to supplement, amend or otherwise alter all Product Regulatory Approvals and any other issues in connection with all Product Regulatory Approvals (including, but not limited to, decisions to recall any Product) and on whether and how to communicate with the regulatory authorities in connection therewith.

      2.12 Compliance with Applicable Laws.

            (a) Each Party shall use commercially reasonable efforts to maintain in full force and effect all necessary licenses, permits and other authorizations required by Applicable Law to carry on its duties and obligations under this Agreement. Each Party shall comply with all Applicable Laws, provided that Coherent shall be solely responsible for compliance with those Applicable Laws pertaining to the activities conducted by it hereunder (including, without limitation, those Applicable Laws that apply to (i) the marketing, promotion and sales activities undertaken by it or is Sales Agents and (ii) Coherent obtaining and maintaining its Drug Establishment License). Each Party shall cooperate with the other to provide such letters, documentation and other information on a timely basis as the other Party may reasonably require to fulfill its reporting and other obligations under Applicable Laws to applicable governmental authorities. Except for such amounts as are expressly required to be paid by a Party to the other under this Agreement, each Party shall be solely responsible for any costs incurred by it to comply with its obligations under Applicable Laws. Each Party shall conduct its activities hereunder in an ethical and professional manner.

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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            (b) Coherent shall notify DUSA, in writing, of any Adverse Drug
Experience within seventy-two (72) hours of such Adverse Drug Experience becoming known to Coherent. As provided in Section 2.13, and except as required by any Applicable Laws, DUSA shall have the sole discretion and responsibility to determine whether any Adverse Drug Experience must be reported to the FDA, Health Canada or any other applicable Governmental Authority, and following making a determination to report, to report such events to the FDA, Health Canada and/or any other applicable Governmental Authority.

      2.13 Communications with Government Agencies Relating to the Product. DUSA and Coherent each shall notify the other within twenty-four (24) hours (or, if such twenty-four (24) hour period ends on a non-business day, then prior to noon on the next following business day) of receipt of any notice of any FDA, Health Canada or other governmental agency inspection, investigation or other inquiry, or other material governmental notice or communication, in each case which relates to the marketing, promotion, distribution and/or detailing of any Product within the Territory during the term of this Agreement. Coherent and DUSA shall discuss any response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each shall give the other an opportunity to comment upon any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, DUSA shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and Coherent shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities. Coherent will provide DUSA with copies of all correspondence received by it from, or filed by it with, any Governmental Authority to the extent pertaining to any Product or its marketing, promotion or detailing in the Territory.

      2.14 Reasonable Cooperation; Audit Right.

            (a) DUSA and Coherent each hereby agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper to make effective the transactions contemplated by this Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of any governmental authorities and other persons as may be required.

            (b) Each Party shall have the right to audit the other Party's facilities, books and records which directly relate to the Products in order to determine such other Party's compliance with Applicable Law and the terms of this Agreement. Such audit right shall include the right to access and review such books and records as well as the right to send reasonable numbers of representatives and agents to examine the other Party's facilities, provided all such representatives and agents execute and deliver to such other Party confidentiality non-disclosure non-use agreements acceptable to such other Party and all such examination of the other Party's facilities are conducted during normal business hours and with the minimum of disruption to such other Party's ongoing operations. Except where any such audit is required to be undertaken by Applicable Law or in connection with the auditing Party's compliance therewith, such audits shall not take place more frequently than once per contract year and the auditing Party shall give

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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at least 5 business days advance notice of the audit. In any case, any audit shall be conducted at the other Party's facilities and each Party shall assume all expenses they themselves incur in connection with the audit.

      2.15 Manufacture and Supply of the Products; Pricing. DUSA shall manufacture and supply to Coherent each of the Products in accordance with the Specifications, on the following terms:

            (a) DUSA is responsible, [c.i.] of the Products. DUSA shall be responsible for undertaking production and instituting quality and in-process controls for the manufacture and supply of the Products. DUSA shall be responsible for process validation and testing methods validation for the Products.

            (b) Within five (5) business days of the effective date of this Agreement, Coherent shall provide to DUSA an [c.i.] of the quantities of Products required for the period commencing as of the [c.i.]. Commencing not later than ninety (90) days prior to [c.i.], and continuing thereafter not later than ninety (90) days prior to the first day of each Calendar Quarter ("Q1"), Coherent shall provide to DUSA [c.i.] of the [c.i.] and anticipated delivery schedules for each Product, on a month-by-month basis during Q1 and the next three (3) Calendar Quarters ("Q2," "Q3" and "Q4," respectively) for the term of this Agreement.

            (c) Together with each [c.i.], Coherent shall place [c.i.] with DUSA for (i) Levulan(R) Kerastick(R) Six-packs and (ii) BLU-U(R) units for delivery [c.i.]. Requested deliveries of any firm order that exceeds [c.i.] of any immediately preceding [c.i.] may be subject to greater than 90 days lead time from DUSA.

            (d) Upon execution of this agreement, Coherent will place [c.i.] for an [c.i.] of each Product.

            (e) Coherent shall order from DUSA (i) Levulan(R) Kerastick(R) Six-packs and (ii) the BLU-U(R) in such order quantities as are necessary to promptly fulfill its obligation of filling orders to the Trade in the Territory. DUSA will ship all such quantities of the Levulan(R) Kerastick(R) Six-packs and the BLU-U(R) to Coherent, EXW - ex works (Incoterms 2000) DUSA's designated facilities in the United States, in DUSA approved, validated shipping configurations. Coherent shall be responsible for [c.i.]. Coherent shall place orders of Levulan(R) Kerastick(R) Six-packs in multiples of 24 Levulan(R) Kerastick(R) Six-packs, (i.e. a case).

            (f) DUSA shall use commercially reasonable efforts to fill Coherent's orders with lead times consistent with the terms of this Agreement, taking into account the availability of DUSA's inventory of the Products and the market demand/forecast provided by Coherent.

            (g) Coherent, [c.i.] shall test each batch of the Levulan(R) Kerastick(R) and quality release same as to whether it meets the Specifications using the testing methods developed and approved by DUSA.

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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            (h) Payment for the Products shall be on the terms and prices specified on Exhibit B attached hereto. DUSA shall deliver an invoice to Coherent for each Product at the time such Product is shipped. DUSA shall have the right, in its discretion, [c.i.] at any time; provided in the event of [c.i.], DUSA shall provide Coherent [c.i.] in writing which shall be deemed a revised copy of Exhibit B.

            (i) DUSA shall send to Coherent a complete copy of the batch records relating to each batch of the Levulan(R) Kerastick(R) from which Levulan(R) Kerastick(R) Six-packs have been shipped to Coherent. Such batch records shall remain the Confidential Information of DUSA; provided however, Coherent may only use such batch records in connection with complying with the requirements of Applicable Law in the Territory as may be necessary in connection with this Agreement and may not use such batch records for any other purpose whatsoever.

      2.16 Governing Principles and Relationship Between the Parties. This Agreement sets forth the rights and obligations of each Party with respect to each of the Products. As such, no distinct corporation, partnership or other legal entity shall be set up to carry out this Agreement given that the Parties' relationship is contractual in nature.

      2.17 Insurance. Each Party shall maintain during the performance of this Agreement the following insurance or self-insurance in amounts no less than that specified for each type:

            (a) General liability insurance with combined limits of not less than [c.i.];

            (b) Amounts required by the law of the provinces in which such Party's workers are located to cover injury sustained while performing services for the employer [c.i.];

            (c) Product liability insurance with limits [c.i.]; and

            (d) Excess insurance, in excess of all coverages set forth above, with limits [c.i.].

Each Party shall provide to the other 30 days prior written notice of any cancellation or change in its coverage.

SECTION 3. RESPONSIBILITY FOR COSTS AND EXPENSES.

      3.1 Responsibility for Costs and Expenses. Except as expressly provided in this Agreement, each Party shall itself bear any and all costs it incurs in the performance of its obligations and responsibilities under this Agreement.

      3.2 Taxes. Coherent shall be responsible for the collection and remittance of all applicable federal, provincial, state and local taxes associated with the purchase from DUSA and subsequent resale of the Products. In the event that a Party is mandated under the laws of the Territory or other political subdivision of competent jurisdiction to withhold any tax to the tax or revenue authorities in such jurisdiction in connection with any payment to the other Party, such amount shall be deducted from the payment to be made by such withholding Party; provided,

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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that, the withholding Party shall take reasonable and lawful actions to avoid and minimize such withholding and promptly notify the other Party so that the other Party may take lawful actions to avoid and minimize such withholding. The withholding Party shall promptly furnish the other Party with copies of any tax certificate or other documentation evidencing such withholding as necessary to satisfy the requirements of the United States Internal Revenue Service or Revenue Canada, as the case may be, related to any application by such other Party for foreign tax credit for such payment. Each Party agrees to reasonably cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

      3.3 Mode of Payment. All payments required under this Agreement shall be made in [c.i.] dollars, by wire transfer, preferably Automated Clearing House ("ACH"), of immediately available funds as directed by the other Party from time to time, net of any out-of-pocket transfer costs or fees.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

      4.1 Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

            (a) Legal Right. Such Party has the legal right to enter into this Agreement, and to perform its obligations hereunder.

            (b) Binding Obligation. This Agreement has been duly executed and delivered on behalf of the Party and (assuming the due execution and delivery hereof by the other Party) such agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except that:

                        (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Applicable Laws now or hereafter in effect relating to creditors rights generally, and

                        (ii) such enforcement may be limited by equitable principles and Applicable Laws.

            (c) No Violation of Instruments or Contracts. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby will not:

                        (i) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute an event of default under, any instrument, agreement, mortgage, judgment, order, award, or decree to which Coherent is a Party or by which it is bound; or

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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                        (ii)  require the affirmative approval, consent,
authorization or other order or action of any court, governmental authority or of any creditor of Coherent other than the Approval it is seeking with respect to the distribution of drugs.

      4.2 Representations and Warranties of Coherent. Coherent hereby represents and warrants to DUSA that Coherent is in compliance with all requirements of Applicable Laws within the Territory, except to the extent that any noncompliance would not have a material adverse effect upon its ability to perform its obligations under this Agreement.

      4.3 Representations and Warranties of DUSA. Coherent hereby represents and warrants to DUSA that, as of the Effective Date, the Product Regulatory Approvals are in good standing for each of the Products.

      4.4 No Reliance by Third-Parties. The representations and warranties of a Party set forth in this Agreement are intended for the sole and exclusive benefit of the other Party hereto, and may not be relied upon by any third-party.

      4.5 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 4, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE.

      4.6 Warranty Returns / Service. Within [c.i.] days of the signing of this Agreement, the Parties agree to establish a formal process regarding BLU-U Warranty returns and service. During the above mentioned [c.i.] day period, warranty / service activities by Coherent will be limited to changing out system modules 4170-1, 4170-2 and 4170-3 to include "S" units.

SECTION 5. INDEMNIFICATION

      5.1 Indemnification by DUSA. DUSA shall defend, indemnify and save Coherent and its respective officers, directors, employees, agents and shareholders (collectively "Coherent Indemnitees") harmless from all losses and costs, including reasonable attorney's fees, costs and damages, which any Coherent Indemnitee may be held liable to pay as a result of:

            (a) claims or suits by third-parties arising out of any injuries to persons and/or damage to property resulting from: (i) a Product's non-conformance with its specifications; (ii) defects in the manufacture or packaging of a Product; (iii) any recall of a Product, or any seizure of a Product by any Governmental Authority, in either case, arising out of, relating to, or occurring as a result of, any failure of DUSA, or any Party with which DUSA may contract, to manufacture or package a Product in accordance with any applicable government regulation or Canadian Good Manufacturing Practices; or
(iv) the inaccuracy of or defects in any data, information or product labeling about a Product, including but not limited to submissions to the FDA or Health Canada about a Product;

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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            (b) DUSA's violation of any Applicable Laws; or

            (c) the inaccuracy of any representation or the material breach of any representation, warranty or covenant of DUSA contained in this Agreement.

      5.2 Indemnification by Coherent. Coherent shall defend, indemnify and save DUSA and its respective officers, directors, employees, agents and shareholders (collectively the "DUSA Indemnitees") harmless from all losses and costs, including reasonable attorney's fees, costs, and damages, which any DUSA Indemnitee may be held liable to pay as a result of:

            (a) claims or suits by third-parties arising out of any injuries to persons and/or damage to property in respect to the Services provided by Coherent hereunder, whether or not in accordance with this Agreement, but only to the extent arising out of, or resulting from, the negligence, recklessness or willful misconduct of Coherent;

            (b) Coherent's violation of any Applicable Laws; or

            (c) the inaccuracy of any representation or the material breach of any representation, warranty or covenant of Coherent contained in this Agreement.

      5.3 Claim Procedures.

            (a) Notice. A Party seeking indemnification under this Article 10 shall give the indemnifying Party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit for which indemnification is sought ("Claim"); provided, however, that the failure of an indemnified Party to give such prompt notice shall not reduce the indemnifying Party's obligations under this Section 5 except to the extent that the indemnifying Party's defense of any such matter is actually prejudiced thereby.

            (b) Defense and Settlement. For any Claim based on any claim, action or proceeding made or brought by any third Party, the indemnifying Party shall have the right to participate in the indemnified Party's defense, settlement or other disposition of any Claim. With respect to any Claim relating solely to the payment of money damages, and which could not result in the indemnified Party's becoming subject to injunctive or other equitable relief or otherwise materially adversely affect the business of the indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the indemnified Party hereunder, the indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. Notwithstanding the foregoing, the indemnifying Party may not settle or compromise any such Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

            (c) Litigation Support. In the event and for so long as an indemnifying Party actively is contesting or defending against any Claim in connection with this Article 5, the indemnified Party shall cooperate with the indemnifying Party and its counsel in the contest or

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the indemnifying Party.

SECTION 6. CONFIDENTIALITY

      6.1 Confidentiality. During the Term of this Agreement, and for a period of five (5) years from the date of termination, or expiration hereof, Coherent and DUSA agree to hold in strict confidence, and shall use all reasonable efforts to maintain the secrecy of any and all information disclosed by one to the other and either identified in writing as confidential which shall include the terms of this Agreement, or if disclosed orally is indicated orally to be confidential or proprietary by the Party disclosing such information at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing Party within a reasonable time after such disclosure (collectively "Confidential Information"), and shall not disclose any such Confidential Information to a third Party without the express, written consent of the disclosing Party, with the exception of the following: (i) information which, at the time of disclosure, is in the public domain; (ii) information which, after disclosure, becomes part of the public domain by publication or otherwise, other than by breach of this Agreement by the receiving Party; (iii) information that the receiving Party can establish by competent proof was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the disclosing Party; (iv) information that the receiving Party obtains from a third Party; provided, however, that such information was not obtained by said third Party, directly or indirectly, from the disclosing Party under an obligation of confidentiality known to the receiving Party toward the disclosing Party; (v) information disclosed by the receiving Party pursuant to court order or as otherwise required by law, after giving the disclosing Party prior written notice of such required disclosure and after assisting the disclosing Party in its reasonable efforts to prevent or limit such disclosure; and (vi) information that the receiving Party can establish by competent proof was independently developed by persons in its employ or otherwise who had no contact with and were not aware of the content of the Confidential Information.

            (a) The receiving Party shall not use the Confidential Information for any purpose other than in connection with exercising its rights and fulfilling its obligations hereunder. The receiving Party will not disclose any such Confidential Information to any person other than its officers or employees, and only then if they have a clear need to know such Confidential Information in connection with the performance of their professional responsibilities.

            (b) The receiving Party shall take all reasonable steps, including but not limited to those steps taken to protect its own information, data or other tangible or intangible property that it regards as proprietary or confidential to insure that the Confidential Information is not disclosed or duplicated for the use of any third Party, and shall take all reasonable steps to prevent its officers and employees, or any others having access to the Confidential Information, from disclosing or making unauthorized use of any Confidential information, or from committing any acts or making any omissions that may result in a violation of this Agreement.

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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            (c) Title to and all rights emanating from the ownership of all
Confidential Information disclosed under this Agreement shall remain vested in the disclosing Party; provided however, contact information for customers to whom Products have been sold under this Agreement shall be deemed not to be the Confidential Information of either Party and such contact information shall be jointly owned by the Parties with each Party having the right, subject to the terms and conditions of this Agreement other than those in this Section 6, to use such contact information without obligation to the other Party. Upon written request of the disclosing Party, the receiving Party shall return promptly to the disclosing Party all written materials and documents, as well as any computer software or other tangible media that contains Confidential Information, which was made available or supplied by the disclosing Party to the receiving Party, together with any copies thereof, except for one (1) archival copy to be held for legal purposes only.

            (d) The receiving Party agrees that the disclosure of Confidential Information without the express written consent of the disclosing Party will cause irreparable harm to the disclosing Party, and that any breach or threatened breach of this Agreement by the receiving Party will entitle the disclosing Party to injunctive relief, in addition to any other legal remedies available to it, in any court of competent jurisdiction.

SECTION 7. FORCE MAJEURE

            7.1 Force Majeure. Delays in performance by any Party under this Agreement shall not be considered a breach of this Agreement if, and to the extent, caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, materials shortages or failure of any supplier, where such shortage or failure is attributable to a supplier's breach of its agreement with DUSA or with a third-party subcontractor, or to an event of force majeure suffered by such supplier, fire, flood, explosion, earthquake, hurricanes, storms, tornadoes, riots, wars, civil disorder, terrorism, failure of public utilities or common carriers, labor disturbances, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence; provided, however, that the Party suffering such occurrence uses commercially reasonable efforts to mitigate any damages incurred by the other Party. The Party giving such notice shall, thereupon, be excused from such of its obligations under this Agreement as it is, thereby, disabled from performing, except for the obligation to pay any amounts due and owing and, in the case of a supply shortage, any lost opportunity fees set forth herein regarding such non-performance, for so long as it is so disabled and for the thirty (30) days thereafter following the cessation of such performance disability. The other Party may likewise suspend the performance of all or part of its obligations, except for the obligation to pay any amounts due and owing, to the extent that such suspension is commercially reasonable.

SECTION 8. TERM AND TERMINATION

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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      8.1 Term; Termination Without Cause.

            (a) The initial term of this Agreement shall commence on the Effective Date and, unless sooner terminated as provided in this Section 8, shall continue for a period of three years from the Effective Date. On the third anniversary of the Effective Date and thereafter on each subsequent anniversary of the Effective Date until this Agreement is terminated as provided in this
Section 8, the term of this Agreement shall be extended and automatically renew for successive one year additional terms.

            (b) During the initial term of this Agreement, either Party may terminate this Agreement by providing formal written notice of its intention to do so [c.i.] in advance of each anniversary of the Effective Date.

            (c) At any time after the initial term of this Agreement, either Party may terminate this Agreement at any time by providing formal written notice of its intention to do so [c.i.] in advance of such termination.

      8.2 Breach. Failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party, if it is not in material default hereunder, to give to the Party in default notice specifying in detail the nature of the default and requiring it to cure such default. If such default is: (1) with respect to any payment required to be made by Coherent, and is not cured within [c.i.] days after receipt of such notice; or (2) is with respect to any other obligation of either Party, and is not cured within [c.i.] days after the receipt of such notice (or, if such default cannot be cured within such [c.i.] day period, if the Party in default does not within [c.i.] days after receipt of the foregoing notice of default, commence and diligently continue substantive actions to cure such default and in fact complete the cure of such default within [c.i.] days after receipt of the foregoing notice of default), the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by Applicable Law or in equity, to terminate this Agreement by giving written notice of termination, said termination to take effect immediately upon delivery of such notice or at such later date specified therein.

      8.3 Insolvency or Bankruptcy. In the event that a Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of such Party for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against such Party (as to which, if involuntarily commenced against such Party, such Party is not able to obtain dismissal within ninety (90) days after commencement thereof) in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or Applicable Law of any jurisdiction now, or hereafter, in effect, then such Party shall not be relieved in any respect of its obligations hereunder, and, in addition to any other remedies available to it by Applicable Law or in equity, the other Party may terminate this Agreement, in

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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whole or in part as the terminating Party may determine, by giving written notice, which shall be effective immediately upon delivery of such notice.

      8.4 Force Majeure. Either Party may terminate this Agreement upon notice if an event of Force Majeure continues for more than [c.i.] as provided in
Section 7.1.

      8.5 [c.i.]. The Parties may agree in writing to [c.i.], subject to such terms and conditions as they may adopt.

      8.6 Product Recall. Either Party shall be entitled to terminate this Agreement at any time in the event of a product recall or other action on the part of the FDA or Health Canada which results in any Product being removed from the market, if such a recall or other FDA or Health Canada action has a material adverse effect on the commercial viability of any Product in the Territory.

      8.7 Failure to Secure and Maintain the Required Approvals. If at any time during the term of this Agreement being at least 3 months after the Effective Date, Coherent does not have in good standing all Required Approvals, then DUSA may terminate this Agreement upon giving Coherent notice of same.

      8.8 Effect of Termination. Upon expiration or upon termination of this
Agreement:

            (a) the Parties shall promptly return to each other all such other Party's Confidential Information provided hereunder; and

            (b) Coherent shall discontinue performing any service hereunder in an orderly manner as and when directed by DUSA in a termination transition period which DUSA may, in its sole discretion, specify to last up to 6 months from the date of termination; provided, however that during any such termination transition period, this Agreement will remain in full force in effect only to the extent the services hereunder are to still be provided by Coherent and as other expressly set forth herein. Notwithstanding the foregoing, for the period of time continuing until 12 months following the installation of the last BLU-U(R) in the Territory under this Agreement, Coherent shall continue to arrange for the service, repair, replacement parts and provide responsive, diligent technical support for BLU-U(R) units installed in the Territory including those under warranty and those out of warranty. DUSA shall only be responsible for the service, repair and replacement part costs associated with BLU-U(R) units that are covered by the BLU-U(R) Limited Warranty only during the applicable time period(s) specified in the BLU-U(R) Limited Warranty applicable to such BLU-U(R) units. Upon termination, if requested, Coherent further agrees to furnish DUSA with a list of those customers having procured the BLU-U(R) during the term of the Agreement, said list to include serial number(s), installation date(s), customer name, address, telephone number and contact. In the event of a termination under Section 8.1, DUSA will fill all orders outstanding as of the termination date, unless otherwise agreed upon by The Parties.

      8.9 Accrued Rights, Surviving Obligations.

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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            (a) Termination or expiration of this Agreement for any reason shall
(i) be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination or expiration; and (ii) not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.

            (b) All of the Parties' rights and obligations under Sections 2.2(m), 2.3, 2.5, 2.8(b), 2.9(b), 2.9(c), 2.9(e), 2.11(a), 2.14, 2.16, 3, 4, 5,
6 (for the period set forth therein), 8, 9 and 10 shall survive termination or expiration of this Agreement.

SECTION 9. NOTICES. Unless otherwise explicitly set forth herein, any notice required or permitted to be given hereunder shall be in writing and shall be delivered personally by hand, or sent by reputable overnight courier, signature required, to the addresses of each Party set forth below, or to such other address or addresses as shall be designated in writing in the same matter:

                  (a) If to Coherent, to:

                           Coherent-Amt Inc.
                           550 Trillium, Unit #15
                           Kitchener, Ontario N2R 1K3
                           Canada
                           Attention: Dan Webb
                           Facsimile: (519) 895-0806


                  (b) If to DUSA, to:

                           DUSA Pharmaceuticals, Inc.
                           25 Upton Drive
                           Wilmington, Massachusetts 01887
                           Attention: Mark Carota
                           P: 978.657.7500
                           F: 978-657-9193

                  With a required copy to:

                           Nanette Mantell, Esq.
                           Reed Smith LLP
                           Princeton Forrestal Village
                           136 Main Street - Suite 250
                           Princeton, New Jersey 08543
                           P: 609.514.5842
                           F: 609.951.0824

SECTION 10. MISCELLANEOUS PROVISIONS

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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      10.1 Assignment. Neither Party shall assign or otherwise transfer this
Agreement or any interest herein or right hereunder without the prior written consent of the other Party. Coherent may not subcontract any work to be performed hereunder. Any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect; except that DUSA:

            (a) upon written notice to Coherent, may assign its rights and obligations hereunder to an affiliate without the prior consent of Coherent (although, in such event, DUSA shall remain primarily responsible for all of its obligations and agreements set forth herein, notwithstanding such assignment); and

            (b) upon written notice to Coherent, may assign its rights and obligations to a successor (whether by merger, consolidation, reorganization or other similar event), or purchaser of all or substantially all of its business assets without such prior written consent, provided that such successor or purchaser has agreed in writing to assume all of DUSA's rights and obligations hereunder pursuant to an instrument of assumption reasonably acceptable to Coherent.

      10.2 Non-Waiver. Any failure on the part of a Party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of any right of such Party thereafter to enforce each and every such provision on any succeeding occasion or breach thereof.

      10.3 Change of Law. It is the intention of the Parties to conform strictly to all Applicable Law. Accordingly, in the event that arrangements contemplated by this Agreement violate any Applicable Law, the Parties agree to negotiate in good faith such changes to the structure and terms of the transactions provided for in this Agreement as may be necessary to make these arrangements, as restructured, lawful under Applicable Laws, without materially disadvantaging either Party, and this Agreement shall be deemed reformed in accordance with the terms negotiated by the Parties.

      10.4 Entirety of Agreement; Amendments.

            (a) This Agreement and the Exhibits attached hereto contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersedes all previous and contemporaneous verbal and written agreements, representations and warranties with respect to such subject matter. This Agreement shall not be strictly construed against either Party hereto.

            (b) This Agreement may be waived, amended, supplemented or modified in whole or in part only by a written agreement executed by each of the Parties hereto and specifically stating that it modifies or amends this Agreement.

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

      10.5 Public Announcements. The form and content of any public announcement to be made by Coherent regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of DUSA, except as may be required by Applicable Law (including, without limitation, disclosure requirements of the SEC, NASDAQ, or any other stock exchange) in which event Coherent shall give DUSA reasonable advance notice and reasonable opportunity to review any such disclosure. DUSA shall be permitted to make any public announcement regarding this Agreement, or the subject matter contained herein, in such form and with such content as DUSA deems necessary or useful in its sole discretion.

      10.6 Governing Applicable Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles.

      10.7 Relationship of the Parties. In making and performing this Agreement, the Parties are acting, and intend to be treated, as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between DUSA and Coherent. Except as otherwise provided herein, neither Party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other Party. No Party shall be liable for the act of any other Party unless such act is expressly authorized in writing by both Parties hereto.

      10.8 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

      10.9 Severability. If any part of this Agreement is declared invalid by any legally governing authority having jurisdiction over either Party, then such declaration shall not affect the remainder of the Agreement and the Parties shall revise the invalidated part in a manner that will render such provision valid without impairing the Parties' original intent.

                                      * * *

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in multiple counterparts by its duly authorized representative.

 COHERENT-AMT INC.                            DUSA PHARMACEUTICALS, INC.

By: /s/ Dan Webb                              By: /s/ Mark C. Carota
    -----------------------------------           ------------------------------
Name: Dan Webb                                Name: Mark C. Carota
Title: Managing Director                      Title: V.P. Operations

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

                                    Exhibit A

                   Trademarks, Trade names, Designs and Logos

                                   Levulan(R)

                                  Kerastick(R)

                                    BLU-U(R)

                                     DUSA(R)

                          DUSA Pharmaceuticals, Inc.(R)

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

                                    Exhibit B

                                Terms and Prices

A. The initial sale price to Coherent of each Levulan(R) Kerastick(R) Six-pack shall be [c.i.] U.S. Coherent shall not resell a Levulan(R) Kerastick(R) Six-pack for [c.i.] paid by Coherent to DUSA, [c.i.]. DUSA reserves the right to [c.i.] of the Levulan(R) Kerastick(R) Six-pack from time to time, by providing [c.i.] prior written notice to Coherent of said changes.

B. The initial sale price to Coherent of each BLU-U(R) shall be [c.i.]. Coherent shall not resell the BLU-U(R) for [c.i.] of the then current price paid by Coherent to DUSA, [c.i.]. DUSA reserves the right to [c.i.] of the BLU-U(R) from time to time, by providing [c.i.] prior written notice to Coherent of said changes.

C. DUSA shall continue to offer Coherent the best price it offers for the Products during the term of this Agreement with the exception of pricing afforded to contracted government agencies, e.g., Veterans Administration Hospitals.

D. Coherent shall pay DUSA for all Products in [c.i.] within [c.i.] of the date of invoice and Coherent shall be entitled to a [c.i.] for all payments made within [c.i.] of the date of invoice. Overdue payments will be subject [c.i.] or [c.i.]. Payment is considered made when received by DUSA.

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

                                    Exhibit C

                        Limited Warranty for the BLU-U(R)

DUSA Pharmaceuticals, Inc. (R)
25 Upton Drive
Wilmington, MA 01887
978-657-7500

      BLU-U(R)Blue Light Photodynamic Therapy Illuminator Model 4170

                      LIMITED WARRANTY TERMS AND CONDITIONS

1. ORDER. You (the "Buyer") have ordered the product stated above from a DUSA Pharmaceuticals, Inc. (the "Manufacturer") distributor, subject to these Terms and Conditions. The product will be shipped from the Manufacturer's designated ship point.

2. LIMITED WARRANTIES. The Manufacturer warrants products manufactured or supplied by it, other than (1) consumable components or accessories, and (2) disposable components or accessories, to be free from defects in materials and workmanship for a period of twelve (12) months from the date of shipment, provided that products are installed by the Manufacturer or the Manufacturer's authorized representative. Buyer may only be deemed an authorized representative for purposes of this Limited Warranty if Buyer receives prior written permission from the Manufacturer to perform the installation using the Manufacturer's specified documentation and procedure and written confirmation from Buyer that the unit has been installed in good working condition. During the warranty period, any product determined by the Manufacturer to be defective, shall be repaired or replaced at the Manufacturer's sole option. Such repair or replacement shall be the Manufacturer's sole obligation and Buyer's sole remedy hereunder and shall be conditioned upon the Manufacturer receiving written notice of such defect within ten (10) days after its discovery and, at Manufacturer's option, return of such products to the Manufacturer, F.O.B. the Manufacturer's designated facility.

PRODUCTS FURNISHED MAY CONTAIN MODULES OR COMPONENTS WHICH HAVE BEEN PREVIOUSLY USED IN OTHER PRODUCT SYSTEMS. ANY SUCH PREVIOUSLY USED MODULES OR COMPONENTS HAVE BEEN INSPECTED, SERVICED, OR REPROCESSED AS APPROPRIATE AND MEET THE MANUFACTURER'S SPECIFICATIONS FOR NEWLY MANUFACTURED MODULES OR COMPONENTS.

WARRANTY AND DISCLAIMER. THE ABOVE LIMITED WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES OF THE MANUFACTURER, EXPRESS OR IMPLIED, WRITTEN OR ORAL; MANUFACTURER DISCLAIMS AND EXCLUDES ANY IMPLIED WARRANTY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL THE MANUFACTURER BE LIABLE FOR LOSS OF USE, LOSS OF PROFITS, PUNITIVE OR OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES WHATSOEVER.

ALL EQUIPMENT OR MAJOR COMPONENTS MANUFACTURED BY A PARTY OTHER THAN THE MANUFACTURER IS SOLD "AS IS" AND WITHOUT ANY WARRANTIES, EXPRESSED OR IMPLIED. USED AND REFURBISHED EQUIPMENT MANUFACTURED BY THE MANUFACTURER ONLY HAVE LIMITED WARRANTIES AS STATED IN SECTION 2 ABOVE.

EXCLUSIONS. Except as provided in these Terms and Conditions, no warranty shall arise from any description of the products or their effectiveness or ability to achieve any particular result(s), whether written or oral, specifications, samples, bulletins, marketing or promotional material or similar statements made or furnished to Buyer by the Manufacturer or any distributor. The Manufacturer makes no warranty or representation of clinical results, revenue or profits which may be derived from Buyer's use of the product and no such representation or warranty shall arise from projections, studies, or other statements or materials given to Buyer prior to or at the time of purchase. This Limited Warranty shall be void and of no effect: (a) if a product is not installed by the Manufacturer, or an authorized Manufacturer's representative; (b) if anyone other than Manufacturer or an authorized Manufacturer's representative removes a product casing or attempts to make any modifications or repairs to the product or makes any attachments or additions to the product; (c) if the product is not supplied with the type and level of power required by the Manufacturer or the product is not otherwise operated in accordance with the Manufacturer's instructions; (d) if the product has not been properly maintained or subjected to misuse, negligence or abnormal conditions; or (e) if a device installed by the Manufacturer or an authorized
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

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy

Manufacturer's representative is moved from the site of its original installation by anyone other than authorized Manufacturer's representative without the prior express written consent of the Manufacturer. The Limited Warranty shall be voided if the product is resold or leased to other than the original Buyer.

3. CONSEQUENTIAL DAMAGES AND OTHER LIABILITY; INDEMNITY. Except as otherwise agreed in writing, the Manufacturer's liability with respect to the products and/or installation of product provided hereunder shall be limited to the warranty provided in section 2 hereof. THE MANUFACTURER SHALL NOT BE SUBJECT TO ANY OTHER OBLIGATIONS OR LIABILITIES, WHETHER ARISING OUT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHER THEORIES OF LAW, WITH RESPECT TO PRODUCTS SOLD OR SERVICES RENDERED BY THE MANUFACTURER, OR ANY UNDERTAKINGS, ACTS OR OMISSIONS RELATING THERETO. Without limiting the generality of the foregoing, the Manufacturer specifically disclaims any liability for property or personal injury damages, penalties, special or punitive damages, damages for lost profits or revenues, loss of use of products or any associated equipment, cost of capital, cost of substitute products, facilities or services, down-time, shut-down or slow-down costs, or for any other types of economic loss, or for claims of Buyer's customers or any third party for any such damages. THE MANUFACTURER DISCLAIMS AND SHALL NOT BE LIABLE FOR ANY AND ALL CONSEQUENTIAL, INCIDENTAL AND CONTINGENT DAMAGES WHATSOEVER.

BUYER SHALL INDEMNIFY THE MANUFACTURER AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND OTHER COSTS OF DEFENDING ANY ACTION) WHICH THE MANUFACTURER MAY INCUR AS A RESULT OF ANY CLAIM BY BUYER OR OTHERS ARISING OUT OF OR IN CONNECTION WITH THE PRODUCTS AND/OR INSTALLATION PROVIDED HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIM ARISING FROM MISUSE OR IMPROPER USE OF ANY PRODUCT SOLD HEREUNDER, WHETHER BY BUYER OR ANY OTHER PERSON, WHETHER OR NOT AUTHORIZED BY BUYER, AND ANY CLAIM ARISING FROM ANY MODIFICATION TO OR ALTERATION OF ANY PRODUCT SOLD HEREUNDER, NOT AUTHORIZED BY THE MANUFACTURER), EXCEPT FOR CLAIMS BASED ON PRODUCT OR SERVICE DEFECTS PROVEN TO HAVE BEEN CAUSED SOLELY BY THE MANUFACTURER'S NEGLIGENCE.

4. INSPECTION/RETURNS. Buyer shall inspect the products and read the Operating Manual (and accompanying documentation) immediately on their arrival and shall within ten (10) days of the products' arrival give written notice to the Manufacturer of any claim that the products do not conform with the Terms and Conditions. Partial shipment by the Manufacturer shall not constitute a basis for a non-conformity claim by Buyer. Buyer's failure to give such written notice that the products do not conform shall constitute Buyer's unqualified acceptance of the products and a waiver by Buyer of all claims with respect thereto, including any right to revoke acceptance. Products may not be returned without Manufacturer's prior written consent in the form of a Manufacturers RMA (Returned Material Authorization), which consent may be withheld at Manufacturer's sole discretion, for any or no reason. Returned products must be in unused, marketable condition. No acts on the part of Manufacturer, including but not limited to Manufacturer's receipt of a returned device from Buyer, shall constitute Manufacturer's approval and acceptance of a returned product unless Manufacturer has provided its prior written consent to Buyer. Returned products must be securely packaged to reach Manufacturer without damage. If the return of a product is approved by the Manufacturer, the Buyer is responsible for all shipping and insurance costs associated with the return of a device.

5. PROPRIETARY RIGHTS. Buyer warrants that it will not, and will not permit or assist any other person or entity to, divulge, disclose, or in any way distribute or make use of designs, engineering details, and other data and materials pertaining to any products, and that it will not, and will not permit or assist any other person or entity to, reverse engineer, manufacture or engage to have manufactured such products.

6. MANUALS, BROCHURES, INSTRUCTIONS. Any and all operating manuals, instructions, brochures, warnings or the like concerning the products supplied hereunder are supplied as an aid to Buyer and are not represented to be accurate, complete or sufficient for every use or purpose or for treatment of every patient in Buyer's clinical setting. Buyer warrants that it will train all of its employees and/or third party users of the products purchased by Buyer so that such employees and/or third parties will use the products properly and safely. Buyer will indemnify and hold harmless the Manufacturer against all liabilities and expenses (including attorneys' fees) arising out of the use of the products by Buyer or a third party where Buyer fails to provide adequate warnings and instructions concerning the proper and normal use of the products. Buyer acknowledges that improper use of the products carries a risk of injury to patients.

7. MISCELLANEOUS.

7.1 ENTIRE AGREEMENT; AMENDMENTS. These Terms and Conditions shall constitute the entire warranty agreement between Manufacturer and Buyer and shall supersede all prior or contemporaneous promotional material, contracts, agreements, purchase orders or quotations, whether written or oral. There are no conditions affecting these Terms and Conditions that are not expressed herein. These Terms and Conditions may not be amended, altered or modified without the express prior written consent of the Manufacturer. No sales representative or other agent or representative of the Manufacturer is authorized to modify or alter these

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  Execution Copy
                                                                     Initial__

Terms and Conditions. Failure of the Manufacturer to object to handwritten additions or modifications hereof made by Buyer (or Buyer's agent), or to provisions of any purchase order or other communication from Buyer, shall not constitute amendment, alteration or modification of all or any portion of these Terms and Conditions.

7.2 GOVERNING LAW; JURISDICTION AND VENUE. These Terms and Conditions shall be governed by and shall be construed according to the laws of the State of Massachusetts, exclusive of its conflicts of law provisions. The rights and obligations of the parties hereunder shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods. The Buyer agrees that any action for enforcement of these Terms and Conditions or any other dispute arising hereunder shall be filed in courts sitting in Boston, Massachusetts, and Buyer hereby consents to the jurisdiction and venue of such courts. This provision shall not prohibit the Manufacturer from bringing any action for enforcement or adjudication of any dispute arising hereunder to be heard in any other jurisdiction.

7.3 LIMITATION OF ACTION. Any action for breach of these Terms and Conditions must be commenced not later than one year from the date on which such action accrues or be forever barred.

7.4 ACKNOWLEDGEMENT. Buyer acknowledges that he/she/it has read this Agreement and agrees to its terms and conditions as part of the order for the products from the distributor and acknowledges receipt of a copy of this Agreement.

 Agreed and acknowledged:

________________________________________          Date:_____________________
 Buyer Signature

________________________________________
 Print Name